Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126447 and 333-138888) and on Form S-8 (No. 333-91141, 333-54118, 333-74920, 333-122806 and 333-141185) of Plains All American Pipeline, L.P. of our report dated February 28, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2008